Exhibit 5.1

222 EAST 41ST STREET  •  NEW YORK, NEW YORK  10017.6702

TELEPHONE: +1.212.326.3939 • FACSIMILE: +1.212.755.7306

February 3, 2014

New Laser Corporation

1 Monster Way

Corona, CA 92879

Re:                             Registration Statement on Form S-4 Filed by New Laser Corporation

Ladies and Gentlemen:

We have acted as counsel to New Laser Corporation, a Delaware corporation (“New Monster”), in connection with a holding company reorganization (the “Reorganization”) in which New Monster will offer an aggregate of up to 181,378,460 shares (the “Shares”) of common stock, par value $0.005 per share, of New Monster to the current shareholders of Monster Beverage Corporation, a Delaware corporation (“Old Monster”), as contemplated by the Registration Statement on Form S-4 to which this opinion has been filed as an exhibit (the “Registration Statement”).  In connection with the Reorganization and the other transactions entered into in connection therewith, Old Monster, New Monster, New Monster Merger Corp., a Delaware corporation (“Merger Sub”), The Coca-Cola Company (“TCCC”) and European Refreshments Limited (“European Refreshments”), a wholly owned subsidiary of TCCC, entered into a Transaction Agreement dated August 14, 2014 (the “Transaction Agreement”), and Old Monster, New Monster and TCCC entered into an Asset Transfer Agreement dated August 14, 2014 (the “Asset Transfer Agreement”).  Pursuant to such agreements, Old Monster will effect the Reorganization by merging Merger Sub into Old Monster with Old Monster surviving as a wholly owned subsidiary of New Monster.  In the merger, each outstanding share of Old Monster common stock will be converted into the Shares.

In connection with the opinion expressed herein, we have examined such documents, records and matters of law as we have deemed relevant or necessary for purposes of this opinion.  Based on the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when issued in accordance with the terms of the Transaction Agreement and the Asset Transfer Agreement, the Shares will be validly issued, fully paid and nonassessable.

In rendering the foregoing opinion, we have assumed that (i) the resolutions authorizing New Monster to issue, offer and sell the Shares will be in full force and effect at any time when any Shares are issued, offered or sold by New Monster and New Monster will take no action inconsistent with such resolutions, (ii) all conditions to the respective obligations of Old Monster, Merger Sub, TCCC and European Refreshments to effect the transactions contemplated by the Transaction Agreement and the Asset Transfer Agreement will have been satisfied or waived in accordance with the respective terms thereof, and (iii) the Amended and Restated

ALKHOBAR • AMSTERDAM • ATLANTA • BEIJING • BOSTON • BRUSSELS • CHICAGO • CLEVELAND • COLUMBUS • DALLAS
DUBAI • DÜSSELDORF • FRANKFURT • HONG KONG • HOUSTON • IRVINE • JEDDAH • LONDON • LOS ANGELES • MADRID
MEXICO CITY • MIAMI • MILAN • MOSCOW • MUNICH • NEW YORK • PARIS • PERTH • PITTSBURGH • RIYADH • SAN DIEGO
SAN FRANCISCO • SÃO PAULO • SHANGHAI • SILICON VALLEY • SINGAPORE • SYDNEY • TAIPEI • TOKYO • WASHINGTON

Certificate of Incorporation of New Monster, in the form to be filed as Exhibit 3.3 to the Registration Statement, will have been filed with the Secretary of the State of Delaware prior to the issuance of the Shares.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware as currently in effect, and we express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement, filed by New Monster to effect the registration of the Shares under the Securities Act of 1933 (the “Securities Act”), and to the reference to Jones Day under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement.  In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder

Very truly yours,

/s/ Jones Day